UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 26, 2020

COTY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	COTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

On May 26, 2020 (the “Closing Date”), Coty Inc. (NYSE: COTY) (the “Company”), and KKR Rainbow Aggregator L.P., a Delaware limited partnership (the “Investor”), completed the previously announced issuance and sale of 750,000 shares of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”) to the Investor for an aggregate purchase price of $750 million (the “Closing”), pursuant to the terms of the Investment Agreement, dated as of May 11, 2020 (the “Investment Agreement”), by and between the Company and the Investor. As previously disclosed, the Investment Agreement contemplates an additional issuance and sale by the Company to the Investor of 250,000 shares of Series B Preferred Stock for an aggregate purchase price of $250 million, which is conditioned on the execution and delivery of a definitive purchase agreement between the Company and the Investor or certain of its affiliates (the “Investor Parties”), pursuant to which the Investor or its affiliates shall purchase a controlling interest in a newly formed entity that, at the time of consummation of the acquisition, will own all or substantially all of the Company’s Professional Beauty (including Professional Hair, OPI and ghd) and Retail Hair businesses, which for the avoidance of doubt shall include the professional and Wella retail hair businesses in Brazil but exclude the Brazilian consumer beauty business, to be divested by the Company (the “Divestiture Purchase Agreement”). As of May 26, 2020, the Company and the applicable Investor Party have not yet entered into the Divestiture Purchase Agreement.

Item 1.01	Entry Into a Material Definitive Agreement.

On the Closing Date, in connection with the Closing, the Company and the Investor entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide to the Investor and each other holder party thereto from time to time (each a “Holder”), following a three month lockup period (the “lock-up period”), certain customary registration rights with respect to each Holder’s shares of the Series B Preferred Stock and the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), issued in connection with any future conversion of the Series B Preferred Stock (together, the “Registrable Securities”) until such Holder’s Registrable Securities have been sold (subject to certain exceptions), or in the case of any shares of Common Stock held by such Holder, all shares of Common Stock held by such Holder, on an as converted basis, constitute less than 1% of the Company’s total outstanding shares of Common Stock and may be sold in a single day pursuant to, and in accordance with, subsection (k) of Rule 144 under the Securities Act.

Under the Registration Rights Agreement, the Company is required, no later than the expiration of the lock-up period to file a shelf registration statement covering the resale of all Registrable Securities of each Holder, and use reasonable best efforts to maintain the effectiveness of such shelf registration statement. The Holders have the right to request up to four underwritten take-downs, equal to at least $75 million per request, off of the shelf registration statement during any 365-day period (subject to certain cut-back priorities) and the Holders have the right to request unlimited non-underwritten take-downs. Additionally, the Registration Rights Agreement grants each Holder customary demand registration rights for a minimum number of Registrable Securities equal to at least $75 million per demand which shall include underwritten offerings (subject to certain cut-back priorities), subject to a cool-off period of at least sixty days after effectiveness of the previous demand registration. The Registration Rights Agreement will also grant each Holder customary “piggyback” registration rights. If, following the lock-up period, the Company proposes to register any shares of Common Stock, whether or not for its own account, each Holder will be entitled, subject to certain exceptions, to include its Registrable Securities in the registration, subject to certain cut-back priorities. The Registration Rights Agreement permits the Company to postpone the filing or use of a registration statement for a certain period (such period, a “Postponement Period”) if the filing or continued use of the registration statement would, in the good faith judgment of the Board (after consultation with external legal counsel) (i) require the Company to disclose material non-public information that, in the Company’s good faith judgment (after consultation with external legal counsel), the Company has a bona fide business purpose for not disclosing publicly or (ii) materially interfere with any material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction involving the Company or any of its subsidiaries then under consideration. There will not be more than one Postponement Period in any 180-day period and no single Postponement Period will exceed 60 days.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

This issuance and sale of 750,000 shares of the Series B Preferred Stock by the Company to the Investor pursuant to the Investment Agreement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Investor represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Series B Preferred Stock is being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing shares of Series B Preferred Stock or shares of Common Stock issued in connection with any future conversion of the Series B Preferred Stock.

The information contained in the section above entitled “Introductory Note” is incorporated herein by reference and Item 5.03 with respect to the Certificate of Designations is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in the section above entitled “Introductory Note” with respect to the Investment Agreement, Item 1.01 with respect to the Registration Rights Agreement and in Item 5.03 with respect to the Certificate of Designations is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Pursuant to the Investment Agreement, on May 26, 2020, the Board of Directors of the Company (the “Board”) increased the size of the Board to thirteen (13) directors and Johannes P. Huth, an individual designated by the Investor under the terms of the Investment Agreement, was appointed to the Board, effective immediately following Closing. Mr. Huth will serve for a term expiring at the 2020 annual meeting of the Company’s stockholders and until his successor is duly elected and qualified.

Mr. Huth has elected to waive his rights to the compensation arrangements for non-employee directors as described in the Company’s Proxy Statement for the 2019 Annual Meeting filed with the Securities and Exchange Commission.

There are no transactions in which Mr. Huth has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

Certificate of Designations Designating the Series B Preferred Stock

On May 26, 2020, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations designating the Series B Preferred Stock (the “Certificate of Designations”) and establishing the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of Series B Preferred Stock. The Certificate of Designations became effective upon filing.

The Series B Preferred Stock ranks senior to the shares of Common Stock and the Company’s series of preferred stock outstanding prior to the Closing with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Series B Preferred Stock has a liquidation preference of $1,000.00 per share. Holders of the Series B Preferred Stock are entitled to a dividend at the rate of 9.0% per annum, accruing daily and payable quarterly in arrears, and subject to an upward adjustment to 12.0% per annum if the Divestiture Purchase Agreement is not executed on or prior to May 30, 2020 (or such later date as the Company and the Investor shall agree in accordance with the terms of the Investment Agreement, the “Step-up Date”); provided that if the Divestiture Purchase Agreement is executed on or prior to the Step-Up Date, then the dividend rate shall increase by 1.0% on the seven (7) year anniversary of the Closing Date and shall increase by an additional 1.0% on each subsequent anniversary up to a maximum of 12.0%. If the Company does not declare and pay a dividend on the Series B Preferred Stock on any dividend payment date, the dividend rate will increase by 1% per annum until all accrued but unpaid dividends have been paid in full. Dividends will be payable in cash, by increasing the amount of accrued dividends with respect to a share of Series B Preferred Stock, or any combination thereof, at the sole discretion of the Company.

Following the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the date of such expiration or termination, the “HSR Clearance Date”), the Series B Preferred Stock will be convertible, in whole or in part, at any time at the option of the holders thereof into shares of Common Stock at an initial conversion price of $6.24 per share of Series B Preferred Stock and an initial conversion rate of 160.2564 shares of Common Stock per share of Series B Preferred Stock, subject to an adjustment of the conversion price and conversion rate to $5.20 and 178.0627, respectively, if the Divestiture Purchase Agreement is not executed on or prior to the Step-Up Date, in each case further subject to certain anti-dilution adjustments set forth in the Certificate of Designations. At any time after the third anniversary of the Closing Date, if the volume weighted average price of the Common Stock exceeds $12.48 per share, as may be adjusted pursuant to the Certificate of Designations, for at least 20 trading days in any period of 30 consecutive trading days, at the election of the Company, all or any portion of the Series B Preferred Stock will be convertible into the relevant number of shares of Common Stock. Pursuant to the terms of the Certificate of Designations, unless and until approval of the Company’s stockholders is obtained as contemplated by New York Stock Exchange (“NYSE”) listing rule 312.03(d) (the “Stockholder Approval”), no holder of Series B Preferred Stock will have the right to acquire shares of Common Stock if and solely to the extent that such conversion would result in such holder beneficially owning a number of shares of Common Stock that could trigger a change of control under NYSE listing rules (such limitation, the “Ownership Limitation”). The Company has the right to settle any conversion over the Ownership Limitation of a holder of Series B Preferred Stock in cash if the Stockholder Approval is not obtained.

Following the HSR Clearance Date, holders of the Series B Preferred Stock will be entitled to vote with the holders of the Common Stock on an as-converted basis, subject to the Ownership Limitation. Holders of the Series B Preferred Stock will be entitled to a separate class vote with respect to, among other things, amendments to the Company’s organizational documents that have an adverse effect on the Series B Preferred Stock, authorizations or issuances by the Company of securities that are senior to, or equal in priority with, the Series B Preferred Stock, increases or decreases in the number of authorized shares of Series B Preferred Stock and issuances of shares of Series B Preferred Stock after the Closing Date.

At any time following the fifth anniversary of the Closing Date, the Company may redeem some or all of the Series B Preferred Stock for a per share amount in cash equal to: (i) the sum of (x) 100% of the liquidation preference thereof, plus (y) all accrued and unpaid dividends, multiplied by (ii) (A) 107% if the redemption occurs at any time on or after the fifth anniversary of the Closing Date and prior to the sixth anniversary of the Closing Date, (B) 105% if the redemption occurs at any time on or after the sixth anniversary of the Closing Date and prior to the seventh anniversary of the Closing Date, and (C) 100% if the redemption occurs at any time on or after the seventh anniversary of the Closing Date (such price, the “Redemption Price”).

Upon certain change of control events involving the Company, the holders of the Series B Preferred Stock may, at such holder’s election, (i) convert their shares of Series B Preferred Stock into Common Stock at the then-current conversion price; provided that if such change of control occurs on or before the fifth anniversary of the Closing Date, the Company will also be required to pay the holders of the Series B Preferred Stock a “make-whole” premium or (ii) cause the Company to redeem their shares of Series B Preferred Stock for an amount in cash equal to (x) if the change of control occurs on or before the fifth anniversary of the Closing Date, 110% of the sum of the liquidation preference thereof plus any accrued and unpaid dividends and (y) if the change of control occurs on or after the fifth anniversary of the Closing Date, 100% of the then-current Redemption Price. If no such election is made with respect to any share of Series B Preferred Stock, such share shall remain outstanding.

The foregoing description of the Certificate of Designations does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Designations, which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 10, 2020, the Board adopted resolutions to amend the Company’s amended and restated certificate of incorporation, as amended from time to time, to increase the number of authorized shares of Common Stock from 1,000,000,000 to 1,250,000,000 (the “Amendment”). Upon the effectiveness of the Amendment, the Company will have 1,270,000,000 authorized shares, consisting of 1,250,000,000 shares of Common Stock, and 20,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”). On May 22, 2020, Cottage Holdco B.V. (“Cottage Holdco”), which at such time held 463,607,984 shares of our issued and outstanding Common Stock, approved the Amendment acting by written consent in lieu of a special meeting of stockholders. Cottage Holdco held of record on the date of such approval approximately 61% of the issued and outstanding shares of Common Stock, and therefore more than the 50.1% majority voting power necessary to approve the Amendment. No other votes are required or necessary to adopt the Amendment.

The Company intends to prepare and file a definitive Schedule 14C Information Statement with the Securities and Exchange Commission regarding the Amendment. The Amendment would become effective no sooner than twenty (20) calendar days following the mailing of the definitive Schedule 14C Information Statement. This Current Report on Form 8-K shall not constitute a solicitation of a proxy or consent with respect to the Amendment.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description

3.1	Certificate of Designations Designating the Series B Convertible Preferred Stock.

10.1	Registration Rights Agreement, dated May 26, 2020, by and among Coty Inc. and KKR Rainbow Aggregator L.P.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc. (Registrant)

Date: May 26, 2020	By:	/s/ Pierré-Andre Terisse
Pierré-Andre Terisse
Chief Financial Officer and Chief Operating Officer